Exhibit 23.1

26/F Office Tower A
Beijing Fortune Plaza
7 Dongsanhuan Zhong Road
Chaoyang District
Beijing 100020, P.R.C.
Telephone +86 (10) 6533 8888
Facsimile +86 (10) 6533 8800 www.pwccn.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010 relating to the consolidated financial statements of Ambow Education Holding Ltd. (the “Company”), which appears in the Company’s Registration Statement on Form F-1 (File No. 333-168096) originally filed with the Securities and Exchange Commission on July 14, 2010 and the Company’s final prospectus for the Company’s initial public offering filed with the SEC pursuant to Rule 424(b) under the Securities Act on August 5, 2010. We also consent to the references to us under the headings “Experts”, “Summary consolidated financial and operating data” and “Selected consolidated financial data” in such Registration Statement and final prospectus.

/s/	PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, the People’s Republic of China

September 27, 2010